Exhibit 99.1

NEW JERSEY MINING COMPANY News Release January 2, 2015 Ref: 01-2015 OTC: NJMC

New Jersey Mining Company Announces Results from Underground Drill Program at McKinley Project

COEUR D'ALENE, Idaho, Jan. 2, 2015 (GLOBE NEWSWIRE) -- New Jersey Mining Company (OTCQB:NJMC) (“NJMC” or the “Company”) today announced results of its underground drill program and summarized its 2014 activities at the McKinley gold project in central Idaho.

In 2014, NJMC drilled 21 small diameter (B sized) core holes totaling 1,273 feet (388 meters) from within the underground workings of the McKinley Mine. Highlights included:

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DDH-02 (see Company news release dated June 3, 2014) returned an 8.4-foot (2.5-meter) interval with a weighted average grade of 1.28 ounces per ton (opt) (43.7 grams per tonne (gpt)) gold

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DDH-10 returned an 11.3-foot (3.5-meter) interval with a weighted average grade of 0.54 opt (18.5 gpt) gold.

All of the holes are relatively short because of the use of a portable drill rig. The NJMC team custom engineered the core drill used at McKinley for the confined spaces of historic mine workings. While the custom drill has depth and angle limitations in its operation, it is also highly portable and does not require the construction of drill roads, realizing significant cost savings. The Company expects to make further improvements to the drill system during the off-season.

In late 2013, NJMC assembled the McKinley Project through mineral leases and purchase options on private ground, along with some unpatented mining claims. The project encompasses several historic mines and prospects on largely private land north of Riggins, Idaho. The land package includes an option to purchase the historic McKinley Mine, which is located on 62 acres within the 4,443-acre land package.

As documented with previously reported high-grade channel samples (see Company news releases dated March 10 and March 25, 2014) and today’s drill results, NJMC’s exploration at McKinley has demonstrated the project’s high-grade gold and district-scale potential. The southern third of the NJMC land position is anchored by the Fiddle Creek Prospect, where Company rock sampling returned results as high as 1.51 opt (51.8 gpt) of gold. The project now includes high-grade gold showings along a trend that is nearly 3 miles long, all of which is under NJMC’s control.

New Jersey Mining Company’s new President and CEO, Patrick Highsmith, commented on the McKinley results, “We had a productive first year at the McKinley Project. It continues to yield high-grade gold results from our tightly focused exploration program. We are very pleased to see such high grades returned from a district-scale project that has seen so little work. Our focus at the moment is on the ramp up to design capacity of our mill in Kellogg, Idaho, but results like these suggest that the McKinley Project may have the potential to fit into our future development plans.”

NJMC’s 2014 channel sampling and drilling program focused on surface and subsurface areas of the McKinley Mine. The mine workings consist of approximately 3,000 feet of drifting and cross cutting on five separate levels. Prior to 2012, there had been no modern exploration effort at the mine other than limited sampling in the early 1980’s and an evaluation by Kennecott Exploration in the early 1990’s.

The McKinley Project Location Map (http://newjerseymining.com/wp-content/uploads/2015/01/McKinleyMap.pdf), on the NJMC website shows the extent of the land position relative to the McKinley Mine site.

Following the project acquisition, NJMC launched a geologic mapping and rock-sampling program from both surface and underground. As reported previously, NJMC geologists cut more than 500 feet of diamond saw channel samples from mine ribs and stoped areas in three separate zones on the main mine level. Highlights include a 14-foot continuous channel that returned a weighted average of 1.37 opt (47.0 gpt) gold and a 5.7-foot continuous channel that returned a weighted average of 2.11 opt (72.3 gpt) gold. Geologists used the high-grade mineralization identified by the channel sampling to guide the initial drill program.

Highlights from the 2014 McKinley drill program are detailed in the table below:

Reported previously in Company news release dated June 3, 2014

** Intervals reported are core length. There is insufficient geological information at this time to determine true thickness.

Eleven of the twenty-one drill holes encountered significant mineralization, but only the intervals of material grade and thickness are included in the table above. Drill holes DDH-02 and DDH-10 extend one of the key mineralized zones in two directions from the existing mine stopes, down plunge to the northeast and up plunge to the southwest. The “water tank zone”, between DDH-02 and DDH-10, is now defined over approximately 100 feet of strike, of which 20 feet was historically mined. Drill hole DDH-08 extends a second zone of high-grade mineralization down dip from the historic workings. Mapping has confirmed that several of these newly discovered high-grade zones remain open. Company geologists will incorporate the new data on alteration, structural geology, and assays into three-dimensional models that will help guide the next round of exploration district-wide.

In addition to its focus on operations at the New Jersey Mill and exploration opportunities around the producing Golden Chest Mine, NJMC conducted modest exploration during 2014 on the McKinley and Eastern Star Projects. Both of these projects have the potential to enter the Company’s pipeline of development projects for future high-grade underground mining.

Quality Assurance and Quality Control

New Jersey Mining Company employs a rigorous quality assurance program in all its mineral exploration sampling and drilling. The Company relies on qualified senior technical personnel in the field who direct the fieldwork and ensure that industry standard procedures are followed. NJMC geologists also proactively manage quality control by blindly inserting analytical control standards and blanks into each batch of samples. In the case of the McKinley Project, the samples were delivered in secure fashion to ALS Laboratories for gold and multi-element assay determination.  ALS is an independent and fully accredited laboratory for the provision of mineral analyses and assays, including certification to ISO 17025:2005 for determination of gold by fire assay.

The Company’s President and CEO, Patrick Highsmith, is a certified professional geologist (CPG 11702).

About New Jersey Mining Company

New Jersey Mining Company is headquartered in northern Idaho where it built and is the majority-owner and operator of a fully-permitted, recently-upgraded, 360-tonne per day flotation mill and concentrate leach plant. Juniper Resources has commenced production at the Golden Chest Mine; and ore has begun arriving at the New Jersey Mill. The mine and mill are expected to ramp up to full production during the first quarter of 2015. The Company owns a 47.88-percent interest in the Golden Chest LLC, which controls the Golden Chest Mine. Golden Chest LLC has leased a portion of the Golden Chest Mine to Juniper Resources.

The Company's common stock trades on the OTC Market under the symbol "NJMC."  The Company’s website can be found at: www.newjerseymining.com.

Forward Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such statements are based on good faith assumptions that New Jersey Mining Company believes are reasonable but which are subject to a wide range of uncertainties and business risks that could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements.

CONTACT: For more information on New Jersey Mining Company, please contact:

         Patrick Highsmith, President and Chief Executive Officer

         Email: phighsmith@newjerseymining.com